Exhibit 99.1
Castellum Announces Closing of $4 million revolver with Live Oak Bank
BETHESDA, Md., February 23, 2024 -- Castellum, Inc. (the “Company”) (NYSE-American: CTM), a cybersecurity, electronic warfare, and software services company focused on the federal government, announces that it has closed its previously announced $4 million financing with Live Oak Bank.

Castellum, Inc. ("Castellum") now has a $4 million revolving credit facility secured by cash, receivables, and the Company's other assets. As part of the transaction, Castellum rolled over approximately $625,000 drawn down on its existing revolver with Live Oak Bank, paid down $400,000 owed to Robert Eisiminger, and paid down approximately $809,000 owed to the Buckhout Charitable Remainder Trust (the "BCR Trust"). The remaining $6.0 million balance owed to Mr. Eisiminger is now due in Q3 2026. The balance of $2.4 million owed to the BCR Trust will be fully amortized over 24 months starting September 2024, with the final payment due in August 2026. $400,000 owed to another creditor in 2024 is now due in July 2025, at which point it will amortize over 8 months. Importantly, the amount owed to the BCR Trust is no longer convertible into Castellum's common stock, eliminating over 12 million shares of potential dilution from the Company's cap table. Outside the amortization of the remaining six payments on the term loan owed to Live Oak Bank, and the initial four (4) amortization payments to the BCR Trust in September – December of this year, the Company now has no debt maturities remaining in 2024.

"This debt restructuring and refinancing is a milestone event for Castellum and our shareholders. We have eliminated the debt wall, which was facing us in 2024, significantly reduced our diluted share count by restructuring the BCR Trust note into a non-convertible structure, and provided additional borrowing capacity with our new revolver," said Mark Fuller, President and Chief Executive Officer of Castellum. "As we continue to amortize our existing term loan with Live Oak Bank, our debt/cash operating profit ratio keeps improving, and we position ourselves for a much brighter future. Together with our recent equity take down from our universal shelf registration and cash from operations, this financing puts Castellum on a much stronger financial footing."

The Company expects to file a Form 8-K later today with the Securities and Exchange Commission which provides more information about the Live Oak Bank financing and restructuring of the notes payable to Robert Eisiminger, the BCR Trust, and the additional creditor referred to above.

About Castellum, Inc.

Castellum, Inc. (NYSE-American: CTM) is a defense-oriented technology company executing strategic acquisitions in the cybersecurity, MBSE, and information warfare areas - http://castellumus.com/.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as "estimate," "project," "believe," "anticipate," "shooting to," "intend," "plan," "foresee," "likely," "will," "would," "appears," "goal," "target" or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company's ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company's revenue due to a delay in the U.S. Congress approving a federal budget; and the Company's ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Mark Fuller, President and CEO
Contact: Info@castellumus.com
Phone: (301) 961-4895

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/81f6c2c4-1435-4068-a7c2-530bc428dce